UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2015

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 6, 2015, FactSet Research Systems Inc., a Delaware corporation (“FactSet” or the “Company”), entered into a Credit Agreement (the “Credit Agreement”) between FactSet, as the borrower, and Bank of America, N.A., as the lender (the “Lender”). The description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1.

The Available Credit Facility

The Credit Agreement provides for a $35,000,000 revolving credit facility (the “Revolving Credit Facility”). FactSet may request borrowings under the Revolving Credit Facility until its maturity date of February 6, 2018. The Credit Agreement allows FactSet, subject to certain requirements, to arrange for additional borrowings with the Lender for an aggregate amount of up to $265,000,000, provided that any such request for additional borrowings must be in a minimum amount of $25,000,000. At FactSet’s option, the borrowing may be in the form of a Eurodollar rate loan, a base rate loan, or a LIBOR daily rate loan.

Borrowing

On February 6, 2015, FactSet borrowed $35,000,000 in the form of a Eurodollar rate loan (the “Loan”) under the Revolving Credit Facility. The proceeds of the Loan made under the Credit Agreement may be used for permitted acquisitions and general corporate purposes. The Loan matures on February 6, 2018. There are no prepayment penalties in the event that the Company elects to prepay the Loan prior to its scheduled maturity date. The principal balance is payable in full on the maturity date.

Interest and Fees

Borrowings under the February 6, 2015 Loan bear interest on the outstanding principal amount at a rate equal to the Eurodollar rate plus 0.50%. The Eurodollar rate is defined in the Credit Agreement as the rate per annum equal to one-month LIBOR. Interest on the Loan is payable quarterly in arrears and on the maturity date.

FactSet is required to pay to the Lender a commitment fee based on the daily amount by which the unused Revolving Credit Facility exceeds the borrowed amount. No commitment fee was owed by FactSet since it borrowed the full amount of the Revolving Credit Facility on February 6, 2015. Other fees incurred by FactSet, such as legal costs to review the Credit Agreement, were deemed immaterial and expensed as incurred.

Loan Covenants

The Credit Agreement contains covenants restricting certain FactSet activities, which are usual and customary for this type of loan. These covenants restrict FactSet’s ability to:

●	create, incur, assume, or suffer to exist any lien upon any property, assets or revenues, whether now owned or subsequently acquired, other than permitted liens;
●	make non-short-term investments;
●	create, incur, assume or allow to exist any indebtedness, other than permitted indebtedness;
●	make fundamental changes to the assets of the business;
●	make any disposition or enter into any agreement to make any disposition of assets, other than in the ordinary course of business and permitted dispositions;
●	declare or make, directly or indirectly, any restricted payment, except as permitted under the Credit Agreement;
●	change the nature of its business;
●	enter into any transaction of any kind with any affiliate other than on an arm’s length basis; and
●	use loan proceeds to purchase or carry margin stock.

In addition, the Credit Agreement requires that FactSet must maintain a consolidated leverage ratio, as measured by total funded debt/EBITDA below a specified level as of the end of each fiscal quarter.

Events of Default

Events of default under the Credit Agreement include non-payment, breach of covenants, material misrepresentations, cross-default events, insolvency, inability to pay debts, judgments in excess of the threshold amount, an ERISA event, invalidity of loan documents, and change of control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 6, 2015, between FactSet Research Systems Inc. and Bank of America, N.A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

Date: February 12, 2015	By:	/s/ Maurizio Nicolelli
Maurizio Nicolelli
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 6, 2015, between FactSet Research Systems Inc. and Bank of America, N.A.